ADVISORY AGREEMENT


AGREEMENT made as of the 30th day of June, 1997, and amended as of the 27th day of June, 2002, by and between Malachi Millennium Income Trust, a Massachusetts business trust (the "Trust"), and Trias Capital Management, Inc., an Illinois corporation (the "Advisor")

WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, the units of beneficial interest, ("Shares") of which are registered or are to be registered under the Securities Act of 1933; and

WHERAS, the Trust is authorized to issue Shares in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust currently offers Shares in one portfolio, designated the Treasurers' Government Money Market Fund, herein referred to as the "Initial Portfolio", together with any other Trust portfolios which may be established later and served by the Advisor hereunder, being herein referred to collectively as the "Portfolios" and individually referred to as a "Portfolio"; and

WHEREAS, the Trust desires at this time to retain the Advisor to render investment advisory services to the Initial Portfolio, and the Advisor is willing to render such services;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. APPOINTMENT. The Trust hereby employs the Advisor to act as the investment advisor for the Initial Portfolio and any other Portfolios which become subject to this Agreement pursuant to the provisions of Section 10 hereunder and to manage the investment and reinvestment of the assets of such Portfolios in accordance with applicable investment objectives, policies and restrictions, and subject to the supervision of the Trust's Board of Trustees ("Trustees") for the period and upon the terms herein set forth. The Advisor accepts such employment and agrees to render such services described in Section 2 of this Agreement for the compensation set forth in Section 3 of, and Exhibit A to, this Agreement.

     2. SERVICES OF ADVISOR. Subject always to the supervision of the Trustees, Advisor will furnish an investment program in respect of, and make investment decisions for all assets of the Portfolio and place all orders for the purchase and sale of securities, all on behalf of the Portfolio. In the performance of its duties, the Advisor will monitor the Portfolio's investments and: (a) will conform with all restrictions of the Trust's Declaration of Trust and By-Laws, the stated investment objectives, policies, restrictions




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and  procedures of the  Portfolios  adopted by the Trustees and set forth in the
Trust's Prospectus, Statement of Additional Information and any resolutions of the Trustees, and all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities. The Advisor will report to the Trustees with respect to the implementation of such program.

     Advisor represents that it is an investment advisor registered under the Investment Advisors Act of 1940 (the "Advisors Act") and other applicable Laws and that the statements contained in the Advisor's registration under the Advisors Act on Form ADV, as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Advisor agrees to maintain the completeness and accuracy of its registration on Form ADV, in accordance with all legal requirements relating to that Form. The Advisor acknowledges that it is an "investment advisor" to the Portfolio within the meaning of the 1940 Act and the Advisors Act.

     Advisor further agrees that it:

          a. will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          b. will place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, Advisor will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable Advisor is hereby authorized, in its discretion, to purchase and sell portfolio securities to and from brokers and dealers who provide Advisor with research advice and other services. In no instance will portfolio securities be purchased from or sold to Advisor or any affiliated person of the Trust except as may be permitted under the 1940 Act;

          c. will make available appropriate persons for reviewing with representatives of the Trustees on a regular basis at reasonable times the management of the Portfolio, the performance of the Portfolio in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Trustees;

          d. will treat confidentially and as proprietary information provided by the Trust and all records and other information relative to the Trust, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and


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     approval in writing by the Trust which approval  shall not be  unreasonably withheld and may not be withheld either where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, or when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

          e. will immediately notify the Trustees in the event that the Advisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Advisor from serving pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Advisor has provided the information about itself set forth in the Registration Statement and acknowledges that, as of the date hereof, it is true and correct and contains no material misstatement or omission, and the Advisor further agrees to notify the Trustees or their representative immediately of, (i) any material fact known to the Advisor respecting or relating to the Advisor that is not contained in the Prospectus or Statement of Additional Information of the Trust or any amendment or supplement thereto, if the omission of such would make such document misleading, or (ii) any statement therein that becomes untrue in any material respect.

          f. will surrender promptly to the Trust any records or copies of records maintained for the Trust upon the Trust's request and will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisors Act for the periods specified in the Rule.

          g. furnish office facilities, equipment and general clerical services for the Trust, and, if desired by the Trust, permit members or employees of the Advisor to serve without compensation from the Trust, as trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

          h. furnish the Trustees such periodic and special reports as the Board may request; and provide such other services reasonably requested by the Trust.

     The Advisor shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. Although the Advisor's activities are subject to oversight by the Board of Trustees neither the Board or its officers evaluates the investment merits of the Advisor's individual security selections.

     3. ADVISORY FEE. For the services and facilities described in Section 2, the Trust will accrue daily and pay monthly a fee to Advisor at the annual rate applied to the value of that Portfolio's daily average net assets as set forth in Exhibit A. The value of the


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Portfolio's  net assets will be computed in the manner  described in the Trust's current Prospectus and/or Statement of Additional Information. On each day the net asset value is not calculated, the net asset value of a Portfolio shall be deemed to be the net asset value as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations. The fee for a given month shall be paid on the first business day of the following month. For the month and year in which this Advisory Agreement (the "Agreement") becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. The services of the Advisor to the Trust under this Agreement are not to be deemed exclusive, and the Advisor shall be free to render similar services or other services to others. From time to time the Advisor may agree to waive a portion or all of its fee, in the Advisor's sole discretion.

     4. EXPENSES. The Advisor will pay all expenses incurred by it in connection with its activities under this Agreement. The Advisor shall not be required to pay and the Trust shall assume and pay the charges and expenses of its operations, including but not limited to expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, compensation of the trustees (other than those affiliated with the Advisor or the Administrator), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, costs of pricing services to obtain valuations of portfolio securities, costs of share certificates and reports, insurance premiums, membership dues in the Investment Company Institute or any similar organization, reports and notices to shareholders, stationery, printing, postage, other like miscellaneous expenses and all taxes and fees payable to federal, state or other government agencies on account of the registration of securities issued by the Trust, filing of corporate documents or otherwise. The Trust shall not pay or incur any obligation for any expenses for which the Trust intends to seek reimbursement from the Advisor as herein provided without first obtaining the written approval of the Advisor. From time to time the Advisor may agree to reimburse the Trust additional expenses or waive a portion or all of its fees payable pursuant to Section 4, in the sole discretion of the Advisor.

     If expenses borne by the Trust for any Portfolio which the Advisor manages in any fiscal year (including the Advisor's fee, but excluding interest, taxes, fees incurred in acquiring and disposing of portfolio securities and, to the extent permitted, extraordinary expenses) exceed the expense limitation imposed by any state having jurisdiction over the Trust, the Advisor will reimburse the Trust to the extent required by state law. Notwithstanding anything in the foregoing to the contrary, the Advisor shall not be obligated to reimburse a Portfolio in an amount exceeding its Advisor Fee for the period received from such Portfolio unless required to do so under applicable state law.

     5. SERVICES TO OTHERS. The Advisor may act as an investment advisor to other managed accounts, including other investment companies. The Trust has no objection to the Advisor's acting in such capacities, provided that whenever the Portfolio and one or more investment companies or accounts advised by the
Advisor  have  available   funds  for


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investment, investments suitable and appropriate for each will be allocated in a manner which in the opinion of the Advisor is the most equitable for the Portfolio and all other companies or accounts concerned. The Trustees have been advised that in some cases this procedure may adversely affect the size of the position that the Portfolio may obtain in a particular security. In addition, the Trustees have been advised, that the persons employed by the Advisor to assist in the Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Advisor or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     6. CUSTODY OF PORTFOLIO ASSETS. Advisor hereby agrees that (i) the Trust shall be responsible for making custodial arrangements for the Portfolio; and
(ii) all assets in respect of which the Advisor shall provide services pursuant to this Agreement shall be the property of the Trust and all investments capable of registration will be registered in the name of the Trust or the Trust's Custodian; and (iii) all certificates and documents of title relating to any such assets (whether or not in registered form) will be held for safekeeping by the Trust's Custodian.

     The Trust hereby authorizes the Advisor to give such instructions to the Trust's Custodian for delivery of all documents relating to title, rights and privileges attaching to investments as is necessary in connection with any services provided by the Advisor under this Agreement.

     7. LIMITATION OF LIABILITY OF ADVISOR. The Trust will not take any action against the Advisor to hold the Advisor liable for any error of judgment or mistake of law or for any loss or failure to take profit or advantage in connection with the performance of the Advisor's duties under this Agreement, except a loss resulting from Advisor's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement. In addition, the Advisor shall not be liable for any act or failure to act by the Trust's Custodian. The Advisor agrees to indemnify the Trust against any claim against, loss to or liability of the Trust (including reasonable attorneys fees) arising out of any action on the part of the Advisor which constitutes willful misfeasance, bad faith or gross negligence.

     8. TERM; TERMINATION; AMENDMENT. This Agreement shall become effective with respect to the Initial Portfolio on the date hereof and shall remain in full force for two years from the effective date unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to the Initial Portfolio and each other Portfolio to which the Agreement shall have become applicable, but only so long as such continuance is specifically approved for each Portfolio at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Advisor may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.


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     This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Trust on fifteen (15) days written notice to the Advisor or by the Advisor on sixty (60) days written notice to the Trust. The Trust may effect termination with respect to any Portfolio by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio.

     This Agreement may also be terminated with respect to any Portfolio at any time, without the payment of any penalty by the Trust, in the event that it shall have been established by a court of competent jurisdiction that the Advisor or any officer or member of the Advisor has taken any action which results in a breach of the covenants of the Advisor set forth herein.

     The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

     Termination of this Agreement shall not affect the right of the Advisor to receive payments on any unpaid balance of the compensation described in Section 3 earned prior to such termination.

     9. AMENDMENT OF THIS AGREEMENT. As to each Portfolio of the Fund, this Agreement may be amended only by an instrument in writing signed by the party against which enforcement of the amendment is sought. An amendment of this Agreement affecting a Portfolio hereunder shall not be effective until approved in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

     10. ADDITIONAL PORTFOLIOS. In the event that the Trust establishes one or more portfolios other than the Initial Portfolio with respect to which it desires to engage the Advisor to render investment advisory and management service hereunder, it shall notify the Advisor of such desire. If the Advisor is willing to render such services and the Trust and the Advisor agree upon the management fee rates (including breakpoints) to be payable by such portfolio or portfolios, the Advisor and the Trust shall each execute an amendment to Exhibit A of this Agreement setting forth the agreed upon fee rates, whereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

     11. AFFILIATIONS. Subject to applicable statutes and regulation, it is understood that trustees, officers or agents of the Trust are or may be interested in the Advisor as members, officers, agents or otherwise, and that the members, officers and agents of the Advisor may be interested in the Trust otherwise than as a trustee, officer or agent.

     12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.


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     13. NOTICE. Any notice under this Agreement shall be in writing,  addressed and delivered or mailed, postage prepaid, to the other party at its principal place of business or such other address as either party may designate for the receipt of such notice.

     14. APPLICABLE LAW. This Agreement will be construed in accordance with applicable federal law and the laws of the State of Illinois.

     15. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provision hereof or otherwise affect their construction or effect.

     16. DISCLAIMER OF LIABILITY. A copy of the Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given to Advisor that this Agreement has been executed on behalf of Fund by the undersigned officer of Fund in her capacity as an officer of Fund. The Advisor agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and that the Advisor shall not seek satisfaction of any such obligations from the Shareholders of the Trust, the Trustees, officers, employees or agents of the Trust or any of them individually.

     IN WITNESS WHEREOF, the Trust and the Advisor have caused this Agreement to be executed as of the day and year first above written.



                                            MALACHI MILLENNIUM INCOME TRUST

                                            By: /s/ James A. Casselberry, Jr.
                                                ------------------------------

ATTEST:

/s/ John F. Splain
------------------------

                                            TRIAS CAPITAL MANAGEMENT, INC.

                                            By: /s/ James A. Casselberry, Jr.
                                                ------------------------------

ATTEST:


/s/ John F. Splain
------------------------


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                                    EXHIBIT A


                                                     ADVISOR'S RATE OF FEE
                                                 IN ACCORDANCE WITH SECTION 4
PORTFOLIO                                             OF THIS AGREEMENT
---------                                             -----------------
Treasurers' Government Portfolio                             .20%




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